THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

THIS NOTE IS ISSUED IN CONNECTION WITH AN EXCHANGE AGREEMENT BETWEEN THE PAYEE AND THE MAKER OF EVEN DATE HEREWITH, PURSUANT TO WHICH THE PAYEE EXCHANGED, SURRENDERED, AND CONVERTED OTHER SECURITIES FOR THESE SECURITIES, ALL AS SET FORTH IN THE EXCHANGE AGREEMENT.

CONVERTIBLE PROMISSORY NOTE

U.S. $125,000.00	October 14, 2009

Original Investment Date (determined pursuant to Rule 144(d)(3)(ii))	November 19, 2008

FOR VALUE RECEIVED, Quest Minerals & Mining Corp, a Utah corporation (the“Maker”), hereby promises to pay to Lachhman Mendiratta or its successors and assigns (the “Payee”), at its address at 1647 Fowler Avenue, New York, NY 10462, or to such other address as Payee shall provide in writing to the Maker for such purpose, a principal sum of [One Hundred Twenty Five Thousand Dollars (U.S. $125,000.00)].  The aggregate principal amount outstanding under this Note will be conclusively evidenced by the schedule annexed as Exhibit B hereto (the “Loan Schedule”).  The entire principal amount hereunder shall be due and payable in full on October 14, 2014 (the “Maturity Date”), or on such earlier date as such principal amount may earlier become due and payable pursuant to the terms hereof.

1.           Interest Rate.  Interest shall accrue on the unpaid principal amount of this Convertible Promissory Note (the “Note”) at the rate of 6% per annum from the date hereof on such unpaid principal amount until such unpaid principal amount is paid in full or earlier converted into shares (the “Shares”) of the Maker’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with the terms hereof.  Interest hereunder shall be paid at the Maturity Date or on such earlier date as the principal amount under this Note becomes due and payable or is converted in accordance with the terms hereof and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

2.           Conversion of Principal and Interest. Subject to the terms and conditions hereof, the Payee, at its sole option, may deliver to the Maker a notice in the form attached hereto as Exhibit A (a “Conversion Notice”) and an updated Loan Schedule, at any time and from time to time after the date hereof (the date of the delivery of a Conversion Notice, a “Conversion Date”), to convert all or any portion of the outstanding principal amount of this Note plus accrued and unpaid interest thereon, into a number of Shares equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of this Note plus the accrued and unpaid interest thereon being converted by the Conversion Price (as defined in Section 15).  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereunder in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Notice and the Loan Schedule.

3.           Certain Conversion Limitations.

(a)           The Payee may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would result in the Payee, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 15) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock.  Since the Payee will not be obligated to report to the Maker the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Shares in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Payee or an affiliate thereof, the Payee shall have the authority and obligation to determine whether and the extent to which the restriction contained in this Section will limit any particular conversion hereunder.  The provisions of this Section may be waived by the Payee upon not less than 61 days’ prior notice to the Maker.

(b)           The Payee may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would result in the Payee, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock.  Since the Payee will not be obligated to report to the Maker the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Shares in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Payee or an affiliate thereof, the Payee shall have the authority and obligation to determine whether and the extent to which the restriction contained in this Section will limit any particular conversion hereunder.  The provisions of this Section may be waived by the Payee upon not less than 61 days’ prior notice to the Maker.

(c)           The Payee may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would require the Maker to issue shares of Common Stock in excess of the Maker’s then sufficient authorized and unissued shares of Common Stock.

4.           Deliveries.  Not later than three (3) Trading Days (as defined in Section 15) after any Conversion Date, the Maker will deliver to the Payee (i) a certificate or certificates representing the number of Shares being acquired upon the conversion of the principal amount of this Note and any interest accrued thereunder being converted pursuant to the Conversion Notice (subject to the limitations set forth in Section 3 hereof), and (ii) an endorsement by the Maker of the Loan Schedule acknowledging the remaining outstanding principal amount of this Note plus all accrued and unpaid interest thereon not converted (an “Endorsement”).  The Maker’s delivery to the Payee of stock certificates in accordance clause (i) above shall be Maker’s conclusive endorsement of the remaining outstanding principal amount of this Note plus all accrued and unpaid interest thereon not converted as set forth in the Loan Schedule.

5.           Mandatory Prepayment Upon Triggering Events. Upon the occurrence of a Triggering Event (as defined below), the Payee shall have the right (in addition to all other rights it may have hereunder under any Transaction Document or under applicable law), exercisable at the sole option of the Payee, to require the Maker to prepay all or a portion of the outstanding principal amount of this Note plus all accrued and unpaid interest thereon Such prepayment shall be due and payable within thirty (30) Trading Days of the date on  which the notice for payment therefore is provided by the Payee.  A “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(i)           any default in the payment of the principal or interest on or other payments owing in respect of this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date, the Maturity Date, by acceleration or otherwise) and such non-payment continues for ten (10 Business Days after written notice of non-payment is give by Payee to Maker;

(ii)          the Maker shall fail for any reason to deliver certificates or an Endorsement to the Payee prior to the tenth (10th) Trading Day after a Conversion Date pursuant to and in accordance with Section 4;

(iii)         the Maker or any of its Subsidiaries shall commence or there shall be commenced against the Maker or any such Subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any Subsidiary thereof or there is commenced against the Maker or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Maker or any Subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Maker or any Subsidiary thereof makes a general assignment for the benefit of creditors; or the Maker or any Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker or any Subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any Subsidiary thereof for the purpose of effecting any of the foregoing;

(iv)         the Maker shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within sixty (60) days after the date on which notice of such failure or breach shall have been given.

6.           Unsecured Obligation. The obligations under this Note are unsecured.

7.           No Waiver of Payee’s Rights, etc. All payments of principal and interest shall be made without setoff, deduction or counterclaim.  No delay or failure on the part of the Payee in exercising any of its options, powers, or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right.  The Maker hereby waives presentment of payment, protest, and notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.  Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

8.           Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

9.           Cumulative Rights and Remedies: Usury.  The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.  If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall be reduced to the maximum permitted rate of interest under such law.

10.         Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall pay (and shall indemnify and hold harmless the Payee from and against), all reasonable attorneys’ fees and expenses incurred by the Payee in pursuing collection of this Note.

11.         Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns.  The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note.

12.         Lost or Stolen Promissory Note.  If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note.  In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13.         Due Authorization.  This Note has been duly authorized, executed and delivered by the Maker and is the legal obligation of the Maker, enforceable against the Maker in accordance with its terms.

14.         Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15.         Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Conversion Price” shall be $0.001 per share; provided, however, that there shall be no adjustment to the Conversion Price in the event that the Company, at any time while this Note is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of its capital stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the OTC Bulletin Board or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the OTC Bulletin Board or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the OTC Bulletin Board or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Payee.

“Person” means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsequent Market” means the New York Stock Exchange, American Stock Exchange, Nasdaq SmallCap Market or Nasdaq National Market.

“Subsidiary” means, other than Gwenco, Inc., any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Maker, or (b) which is, at the time any determination is made, otherwise controlled by the Maker or one or more subsidiaries of the Maker or by the Maker and one or more subsidiaries of the Maker.

“Trading Day” means (a) a day on which the shares of Common Stock are traded on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on a Subsequent Market. a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b), and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday, and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

IN WITNESS WHEREOF, the Maker has caused this Convertible Promissory Note to be duly executed and delivered as of the date first set forth above.

QUEST MINERALS & MINING CORP.

By:	/s/ Eugene Chiaramonte, Jr.
Name: Eugene Chiaramonte, Jr.
Title: President

EXHIBIT A

NOTICE OF CONVERSION

Dated:

The undersigned hereby elects to convert the principal amount and interest indicated below of the attached Convertible Promissory Note into shares of common stock, $0.001 par value (the “Common Stock”), of Quest Minerals & Mining Corp., according to the conditions hereof, as of the date written below.  No fee will be charged to the holder for any conversion.

Exchange calculations:

Date to Effect Conversion: ___________________________________________

Principal Amount and Interest of
Secured Convertible Note to be Converted: ______________________________

Number of shares of Common Stock to be Issued: ________________________

Applicable Conversion Price:_________________________________________

Signature: ________________________________________________________

Name:___________________________________________________________

Address: _________________________________________________________

A-1

EXHIBIT B

LOAN SCHEDULE

Convertible Promissory Note Issued by Quest Minerals & Mining Corp.

Dated:  October 14, 2009

SCHEDULE
OF
ADVANCES, CONVERSIONS, AND PAYMENTS OF PRINCIPAL

Date of Advance/Conversion	Amount of Advance (A) /Conversion (C)	Total Amount Due Subsequent to Advance/Conversion

B-1